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                                                                     Exhibit 5.2

                     [Letterhead of Sullivan & Cromwell]

                                                                December 4, 2002

American International Group, Inc.,
      70 Pine Street,
           New York, New York 10270.

Ladies and Gentlemen:

            In connection with the registration under the Securities Act of 1933 (the "Act"), of $500,000,000 of deferred compensation obligations (the "Obligations") of American International Group, Inc., a Delaware corporation (the "Company"), that may be issued by the Company pursuant to the American International Group, Inc. Executive Deferred Compensation Plan (the "Plan"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as we have considered necessary or appropriate for purposes of this opinion.

            For the purpose of this opinion, we have assumed that the Plan has been duly adopted by the Company in substantially the form included as an exhibit to the registration statement relating to the Obligations (the "Registration Statement"), the Plan is unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, the Plan is not designed or operated for the purpose of satisfying the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, and the Company will file a top hat statement pursuant to Department of Labor Regulation 2520.104-23 for the Plan with the Secretary of Labor within 120 days of adoption of the Plan.

            On the basis of the foregoing, we advise you that, in our opinion, the provisions of the Plan comply, in all material respects, with the applicable requirements of ERISA.

            The foregoing opinion is limited to ERISA, and we are expressing no opinion as to the effect of any other law.
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American International Group, Inc.,                                          -2-

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Interest of Named Experts and Counsel" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                                  Very truly yours,


                                                  /s/ Sullivan & Cromwell